                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                STONE CONTAINER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

      STONE CONTAINER CORPORATION

   [LOGO]
           150 North Michigan Avenue
           Chicago, IL 60601-7568

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON TUESDAY, MAY 12, 1998

To the Stockholders of
Stone Container Corporation:

    You are cordially invited to attend the Annual Meeting of Stockholders of Stone Container Corporation (the "Company") to be held on Tuesday, May 12, 1998 on the 80th Floor, The Mid-America Club, 200 East Randolph Drive, Chicago, Illinois, at 10:30 a.m. (C.D.S.T.) for the following purposes:

    1. To elect twelve directors to serve until the next succeeding Annual Meeting of Stockholders or until their respective successors are elected and qualified; and

    2.  To transact such other business as may properly come before the meeting.

    Even though you may now plan to attend the Annual Meeting in person, please complete, date, sign and promptly return the enclosed Proxy in the envelope enclosed for that purpose, which requires no postage if mailed in the United States. If you attend the Annual Meeting and desire to withdraw your Proxy and vote in person, you may do so. The Mid-America Club is accessible to handicapped persons.

    Only stockholders of record at the close of business on March 31, 1998 will be entitled to vote at the Annual Meeting.

    By order of the Board of Directors.

                                                  [\S\ LESLIE T. LEDERER]

                                                   LESLIE T. LEDERER,

                                                       SECRETARY

Chicago, Illinois, April 14, 1998

                          STONE CONTAINER CORPORATION
                             150 N. Michigan Avenue
                          Chicago, Illinois 60601-7568

                                   ----------

                         P R O X Y   S T A T E M E N T

                              I. VOTING AND PROXY

    The Annual Meeting of Stockholders of Stone Container Corporation (the "Company") will be held on Tuesday, May 12, 1998, pursuant to the By-laws, for the purposes set forth in the accompanying notice. The only matters which the Company's management intends to present are those set forth in such notice. Management knows of no matters which will be presented by others. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to act upon them according to their best judgment.

    The close of business on March 31, 1998 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. On that day, the issued and outstanding voting securities of the Company consisted of 99,717,665 shares of Common Stock, $.01 par value (the "Common Stock"). The Company first sent this Proxy Statement and enclosed Proxy to stockholders entitled to notice and to vote at the Annual Meeting on or about April 14, 1998. Each stockholder has one vote for each share of Common Stock held, except in the case of the election of directors, and the holders of a majority of the shares of Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business.

    At the Annual Meeting, twelve directors are to be elected with each stockholder being entitled to cumulate his or her votes. Under cumulative voting, each stockholder entitled to vote is entitled to vote as many votes as shall equal the number of shares of Common Stock owned multiplied by the number of directors to be elected (12). Each stockholder may cast all of such votes for a single candidate or distribute them among the number of director positions to be filled or among any two or more candidates as such stockholder may see fit. Except as otherwise instructed by a stockholder, each properly executed and returned Proxy that grants authority to vote for one or more of the nominees proposed by the Company named below will authorize the proxies to cumulate all votes which the stockholder is entitled to cast and to allocate such votes among such nominees as such proxies determine, in their sole and absolute discretion. If individuals other than the nominees proposed by the Company named below are nominated for director of the Company, the proxies intend to distribute the number of votes as to which they have discretionary authority with respect to cumulative voting in such manner as will assure the election of all nominees proposed by the Company named below or, if they shall have insufficient votes for such purpose, the election of as many of such nominees as is possible.

    If a quorum is present at the Annual Meeting, the twelve candidates for director receiving the greatest number of votes will be elected. Except as otherwise instructed by a stockholder, each properly executed and returned Proxy will be voted FOR the election of the nominees proposed by the Company named below. The enclosed Proxy permits each stockholder to withhold authority to vote for one or more of such nominees, but withholding authority to vote for a director nominee will not prevent such nominee from being elected.

    The enclosed Proxy is solicited by the Board of Directors. If the Proxy in such form is properly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the instructions thereon at the Annual Meeting. Such Proxy, if given, may be revoked by the stockholder executing it any time prior to its being voted by giving written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and requesting its revocation at the beginning of the Annual Meeting.

    MULTIPLE COPIES OF ANNUAL REPORT TO SHAREHOLDERS

    The Company's 1997 Annual Report to Shareholders has been mailed to Shareholders. If more than one copy of the Annual Report is sent to your address and you wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these reports, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the Prox(ies).

    At least one account must continue to receive the Annual Report. Mailing of dividends, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of the Annual Report. To discontinue or resume the mailing of an Annual Report to an account, call the Stone Container Corporation Shareholders Services toll-free number, 1-800-446-2617.

                                 II. DIRECTORS

NOMINEES FOR DIRECTORS

    Directors are to be elected to serve until the next succeeding Annual Meeting of Stockholders or until their successors are elected and qualified. All of the nominees were elected directors at the last Annual Meeting. It is intended that the Proxy, if given, and unless otherwise specified thereon, will be voted for the persons proposed by the Company named below. In case any of the named nominees proposed by the Company is not a candidate at the Annual Meeting, an event which management does not anticipate, it is intended that the enclosed Proxy, if given, and unless it is otherwise specified thereon, may be voted for a substitute nominee and will be voted for the other nominees named by the Company.

    The Company's commitment to diversity at all levels of the Company extends to its selection process for nominees for directors for the Company's Board of Directors. The Nominating Committee of the Board of Directors includes as a part of its process the identification of those individuals who can best serve the needs of the Company as a Director. The process for selecting nominees includes the identification and consideration of women and minority nominees who have the qualifications, experience and skills that will fit the needs of the Company at the time of election.

                                                                                       NUMBER OF
                                                                                       SHARES OF
                                                                                         COMMON       PERCENT OF
                                                                          YEAR FIRST     STOCK          COMMON
                                                                          ELECTED A   BENEFICIALLY      STOCK
      NAME                                PRINCIPAL OCCUPATION             DIRECTOR     OWNED(C)     OUTSTANDING
------------------------------  ----------------------------------------  ----------  ------------  --------------
William F. Aldinger+++          Chairman of the Board and Chief                1996         1,475        (a)
                                  Executive Officer of Household
                                  International, Inc.
Dionisio Garza*++               Chairman of the Board and Chief                1997        12,620        (a)
                                  Executive Officer of Alfa, S.A. de
                                  C.V.
Richard A. Giesen++#            Chairman of the Board and Chief                1974        15,317        (a)
                                  Executive Officer of Continental Glass
                                  & Plastic, Inc.
James J. Glasser+#              Chairman Emeritus of GATX Corporation          1986        11,720        (a)
Jack M. Greenberg*++            Chairman and Chief Executive Officer of        1995         1,100        (a)
                                  McDonald's USA and Vice Chairman of
                                  McDonald's Corporation
John D. Nichols*#               Retired Chairman of the Board and Chief        1989         2,640        (a)
                                  Executive Officer of Illinois Tool
                                  Works Inc.
Jerry K. Pearlman*+             Retired Chairman of the Board and Chief        1984         7,772        (a)
                                  Executive Officer of Zenith
                                  Electronics Corporation
Richard J. Raskin               Attorney                                       1983       613,347       (a)(b)
Phillip B. Rooney+#             Vice Chairman -- ServiceMaster Company         1997         5,920        (a)
Ira N. Stone                    Consultant                                     1969       901,164       (a)(b)
James H. Stone                  President of Stone Management                  1969       644,697       (a)(b)
                                  Corporation
Roger W. Stone                  Chairman of the Board, President and           1969     1,183,203           1.2%(b)
                                  Chief Executive Officer

------------------------

*Member of the Finance Committee     ++Member of the Compensation Committee
+Member of the Audit Committee       #Member of the Nominating Committee

(a) Does not exceed one percent (1%) of the outstanding Common Stock.

(b) There is included in the Common Stock beneficially owned in the foregoing table, Common Stock owned by spouses and associates, except those associates separately listed in the table, beneficial ownership of which is disclaimed. See footnote (b) under "Security Ownership by Management".

(c) Each person has sole voting and investment power with respect to the shares listed. Shares are shown as of February 15, 1998.

INFORMATION AS TO DIRECTORS AND EXECUTIVE OFFICERS

    The following information indicates the principal occupation and employment for the Directors and named Executive Officers for the last five years, unless otherwise indicated.

DIRECTORS:

    WILLIAM F. ALDINGER, born June 25, 1947, has been Chairman of the Board and Chief Executive Officer of Household International, Inc., a major financial services company, since May, 1996 and Chief Executive Officer from 1994 to 1996. Previously, Mr. Aldinger was Vice Chairman of Wells Fargo Bank in San Francisco from 1986 to 1994. Mr. Aldinger is a director of SunAmerica, Inc.

    DIONISIO GARZA, born January 6, 1954, has been Chairman of the Board and Chief Executive Officer of Alfa, S.A. de C.V., a Mexican Company, since 1994. Previously, Mr. Garza was President of Sigma Alimentos, S.A. de C.V. from 1990 to 1993. Mr. Garza is a director of Vitro, S.A., Grupo Financiero Serfin, S.A., Grupo Financiero Bancomer, S.A., Cydsa, S.A., Cementos Mexicanos, S.A., Seguros Comercial America, S.A., Afore Banamex, S.A. de C.V., Hylsamex, S.A. de C.V. and Sigma Alimentos, S.A. de C.V.

    RICHARD A. GIESEN, born October 7, 1929, is Chairman of the Board and Chief Executive Officer of Continental Glass & Plastic, Inc., a rigid packaging distribution company. Mr. Giesen is a director of GATX Corporation and Chairman and Chief Executive Officer of Continere Corporation.

    JAMES J. GLASSER, born June 5, 1934, is Chairman Emeritus of GATX Corporation, a leasing and financial services company. Mr. Glasser is a director of The B.F. Goodrich Company, Harris Bankcorp, Inc., Harris Trust & Savings Bank and Mutual Trust Life Insurance Company.

    JACK M. GREENBERG, born September 28, 1942, has been Chairman and Chief Executive Officer of McDonald's USA since July, 1997 and Vice Chairman of the Board of McDonald's Corporation, a food service and restaurant company, since 1992. Mr. Greenberg is a director of McDonald's Corporation, Arthur J. Gallagher and Company and Harcourt General, Inc.

    JOHN D. NICHOLS, born September 20, 1930, is retired Chairman of the Board and Chief Executive Officer of Illinois Tool Works Inc., a diversified manufacturing company. Mr. Nichols is a director of Philip Morris Companies, Inc., Household International, Inc., Rockwell International Corporation and Grand Eagle Companies, Inc.

    JERRY K. PEARLMAN, born March 27, 1939, is the retired Chairman of the Board and Chief Executive Officer of Zenith Electronics Corporation, a manufacturer of consumer electronics and cable television products. Mr. Pearlman is a director of American National Bank, Ryerson-Tull, Inc. and Current Assets L.L.C.

    RICHARD J. RASKIN, born April 4, 1945, is an attorney in private practice with the law firm of Richard J. Raskin, Attorney at Law. See Footnote (b) under "Security Ownership of Management".

    PHILLIP B. ROONEY, born July 8, 1944, has been Vice Chairman and Director of ServiceMaster Company since May, 1997. Previously, Mr. Rooney was the President, Chief Operating Officer and Director of Waste Management Corporation from 1984 to 1996 and from June 7, 1996 to February 17, 1997 was the President, Chief Executive Officer and Director. Mr. Rooney is a director of Illinois Tool Works, Inc., Van Kampen American Capital and Urban Shopping Centers, Inc.

    IRA N. STONE, born February 4, 1932, has been a Consultant since retirement on February 1, 1998. Prior to his retirement, he was Senior Vice President of the Company since 1989, and was responsible for Corporate Marketing, Communication and Public Affairs. See Footnote (b) under "Security Ownership of Management".

    JAMES H. STONE, born March 4, 1939, is President of Stone Management Corporation, a management consulting firm (not affiliated with the Company). Mr. Stone is a director of Fullerton Metals Company. See Footnote (b) under "Security Ownership of Management".

    ROGER W. STONE, born February 16, 1935, is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Stone is a director of Abitibi-Consolidated, Inc. and Venepal S.A.C.A., both affiliates of the Company, and McDonald's Corporation, Morton International, Inc., Option Care, Inc., Continere Corporation and Autoliv, Inc. See Footnote (b) under "Security Ownership of Management".

OTHER EXECUTIVE OFFICERS:

    JOHN D. BENCE, born June 18, 1932, Senior Vice President, European Packaging Operations, joined the Company in December 1988 and was elected Vice President in March, 1989 and Senior Vice President in January, 1991.

    THOMAS P. CUTILLETTA, born July 5, 1943, Senior Vice President -- Administration and Corporate Controller, is the Company's Chief Accounting Officer, since 1996. Previously, Mr. Cutilletta was Senior Vice President and Controller. Mr. Cutilletta was elected Senior Vice President in January, 1991. Mr. Cutilletta is a director of the University of Illinois at Chicago HMO.

    GERALD M. FREEMAN, born April 18, 1937, Senior Vice President and General Manager, Forest Products Division since 1987, is responsible for the operations of that division.

    GORDON L. JONES, born November 7, 1949, Senior Vice President and General Manager Corrugated Container Division since April, 1997. From June, 1993 to April, 1997, Mr. Jones was Vice President and General Manager -- Worldwide Market Pulp Sales and Export Containerboard and Kraft Paper Sales and President of Stone Container International and Division Vice President of Containerboard and Kraft Paper Marketing from January, 1991.

    MATTHEW S. KAPLAN, born March 13, 1957, Senior Vice President -- North American Operations since April, 1997, is responsible for all manufacturing, sales, marketing and converting operations in North America. Previously, Mr. Kaplan was Senior Vice President and General Manager, Corrugated Container Division since June, 1993 and prior to that Vice President and General Manager, Retail Bag Division since May, 1990. Mr. Kaplan is a director of McMillan Bathurst, Inc., an affiliate of the Company. Mr. Kaplan is the son-in-law of Roger W. Stone.

    RANDOLPH C. READ, born June 4, 1952, Senior Vice President and Chief Financial and Planning Officer since January, 1996. Previously, Mr. Read was President and Chief Executive Officer of International Capital Markets Group, Inc. since 1990. Mr. Read is a director of Abitibi-Consolidated Inc. and Venepal S.A.C.A., both affiliates of the Company, Con Pac, Inc. and Railcar Specialties, Inc.

    HAROLD D. WRIGHT, born June 16, 1937, Senior Vice President North American Containerboard, Paper and Pulp Division since January, 1996. Previously Mr. Wright was Divisional Vice President of the Mill Division since September, 1988.

    WILLIAM J. KLAISLE, born September 13, 1941, Vice President Corporate Development since April, 1993.

    LESLIE T. LEDERER, born July 20, 1948, Vice President, Secretary and Counsel since 1987.

    JOHN RICONOSCIUTO, born September 4, 1952, Vice President and General Manager -- Industrial and Specialty Packaging Division since January, 1997. Previously, Mr. Riconosciuto was Vice President and General Manager of the Multiwall Group from July, 1995 and prior to that Vice President of Marketing and Specialty Packaging of the Industrial and Specialty Packaging Division since 1993.

    MICHAEL B. WHEELER, born February 15, 1945, Vice President since 1984 and Treasurer and Assistant Secretary since 1981.

    EMIL B. WINOGRAD, born February 12, 1953, Vice President and General Manager -- Market Pulp Sales and Export Containerboard and Kraft Paper Sales and President of Stone Container International since April, 1997. Previously, Mr. Winograd was Division Vice President and Regional Manager, Corrugated Container Division since December, 1995 and prior to that General Manager of the Company's Glendale, AZ. Corrugated Container Plant from 1990.

MEETINGS AND COMMITTEES OF DIRECTORS

    During 1997, the Board of Directors met nine times. As to meetings of the Committees of the Board, the Audit Committee met two times, the Compensation Committee met two times, and the Nominating Committee and the Finance Committee did not meet. Each of the incumbent directors attended at least 75% of the aggregate number of the meetings of the Board and the Committees of which he was a member.

    The Audit Committee of the Board meets, as necessary, to receive and review the results of the audits of the Company's books and records performed by the independent auditors, to review matters relating to internal auditing, accounting policies, procedures and adjustments, and to participate in the selection of independent auditors for the following year.

    The Finance Committee of the Board reviews various financial proposals of the Company as may be necessary during intervals between meetings of the Board of Directors, subject to such limitations as are provided by law, the Company's By-laws or resolutions of the Board of Directors.

    The Compensation Committee of the Board meets, as necessary, to review the Company's programs for the development of management personnel and to consider recommendations and proposals to be made to the Board on directors' fees and management compensation.

    The Company's By-laws provide, in general, that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at a meeting of stockholders at which directors are to be elected only if written notice of such stockholder's intent to make such nomination has been received by the Secretary of the Company not less than 60 nor more than 90 days prior to such meeting. The By-laws further specify the requirements of such notice. Stockholders wishing to suggest nominees for the Board may address their suggestions in writing to the Secretary of the Company, Stone Container Corporation, 150 N. Michigan Avenue, Chicago, IL 60601.

    The members of the Audit, Nominating, Compensation and Finance Committees, none of whom is an employee of the Company, are indicated under "Nominees for Directors".

CERTAIN TRANSACTIONS

    During 1997, the Company paid approximately $225,000 to Decade Films, Inc. for production services related to the Company's BREAKTIME video, an internal employee communication presentation produced quarterly. Lauren Stone, daughter of Roger Stone, is President of Decade Films, Inc.

    At December 31, 1997, Sunland Sales Company owed the Company approximately $480,000 as a result of sales made by the Company of kraft paper to Sunland. Avery Stone owns the controlling interest of Sunland and is the brother of Roger Stone.

    During 1997, the Company sold to Morton International industrial bags for approximately $4.9 million. Mr. Roger Stone is a Director of Morton International.

    During 1997, the Company sold to Prairie Packaging, Inc. containers produced by the Company for $1.1 million. Mr. Roger Stone is a 6.45% owner of Prairie Packaging.

    During 1997, the Company sold to Con Pac, Inc. certain of the Company's products for $639,747 and purchased from Con Pac products for $72,608. Mr. Randolph Read is a director of this private corporation.

    During 1996 and 1997, the Company made loans to Mr. Randolph Read, Senior Vice President and Chief Financial and Planning Officer of the Company, in the aggregate amount of $611,384 in connection with Mr. Read's relocation to Chicago upon his assuming his duties with the Company. Also during 1996, the Company loaned to Mr. Harold Wright, Senior Vice President of the Company, the amount of $300,000 in connection with his relocation to Chicago. In July, 1997, the Company made a loan to Mr. Emil Winograd, Vice President and General Manager -- Market Pulp Sales and Export Containerboard and Kraft Paper Sales in the amount of $100,000 in connection with his relocation to Chicago. These loans bear no interest and are repayable (i) with respect to Mr. Read, on demand by the Company, (ii) with respect to Mr. Wright, on or before December 1, 2002, and
(iii) with respect to Mr. Winograd, on or before June 11, 2002. The interest rate imputed on all such loans was 5.85% during 1997. Such imputed interest is reported by the Company as compensation to Mr. Read, Mr. Wright and Mr. Winograd.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    During 1997, Mr. Dionisio Garza failed to file on a timely basis one report required by Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to one purchase of the Company's Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of February 15, 1998, the following persons were known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company:

                                                   NUMBER OF
                                                   SHARES OF
                                                 COMMON STOCK       PERCENT OF
                                                 BENEFICIALLY      COMMON STOCK
      NAME AND ADDRESS                             OWNED(1)        OUTSTANDING
----------------------------------------------  ---------------   --------------
Wellington Management Company,                      9,470,000             9.53%
 L.L.P.(2)(3) ................................
 75 State Street
 Boston, MA 02109
Vanguard/Windsor Funds, Inc.(3) ..............      9,470,000             9.53%
 100 Vanguard Boulevard
 Post Office Box 2600
 Malvern, PA. 19355
Massachusetts Financial Services                    8,855,854             8.9%
 Company(4) ..................................
 500 Boylston Street
 Boston, MA. 02116
Goldman Sachs & Co. ..........................      5,672,374             5.7%
 The Goldman Sachs Group, L.P.(5)
 85 Broad Street
 New York, NY. 10004

------------------------

(1) Information with respect to beneficial ownership is based upon information furnished by each owner.

(2) Wellington Management Company, L.L.P. ("WMC"), in its capacity as investment adviser, may be deemed to have beneficial ownership of these shares, which are owned by the Vanguard/Windsor Funds, Inc. WMC reports that it has no sole or shared voting power as to such shares, but has shared dispositive power as to such shares.

(3) Vanguard/Windsor Funds, Inc. reports that it has sole voting power and shared dispositive power with respect to the reported shares. These shares are also included in the shares beneficially owned by Wellington Management Company, L.L.P. as investment adviser to Vanguard/Windsor Funds, Inc., as described in note (2).

(4) Massachusetts Financial Services Company reports that it has sole voting power with respect to 8,808,254 of such shares and sole dispositive power as to all 8,855,854 shares.

(5) Goldman Sachs & Co/The Goldman Sachs Group, L.P. reports that it has shared voting power with respect to 5,328,174 of such shares and shared dispositive power as to all 5,672,374 shares.

SECURITY OWNERSHIP OF MANAGEMENT

    As of February 15, 1998, each of the executive officers named in the Summary Compensation Table, individually, and all directors and executive officers as a group, beneficially owned the following shares of Common Stock of the Company:

                                                 NUMBER OF
                                                 SHARES OF
                                                COMMON STOCK    PERCENT OF
                                                BENEFICIALLY   COMMON STOCK
NAME                                               OWNED        OUTSTANDING
----------------------------------------------  ------------  ---------------
Gordon L. Jones...............................       11,856         (a)

Matthew S. Kaplan.............................      266,143       (a)(b)

Randolph C. Read..............................       38,871         (a)

Roger W. Stone................................    1,183,203        1.2%(b)

Harold D. Wright..............................       13,928         (a)

All directors and executive officers as a         8,883,762        8.9%(b)
 group........................................

------------------------

(a) Does not exceed one percent (1%) of the outstanding Common Stock.

(b) The shares of Common Stock owned by all directors and executive officers as a group include those of Jerome H. Stone and Marvin N. Stone, each of whom is a Founding Director and as such is, pursuant to the Company's By-laws, entitled to attend and participate at meetings of directors but has no vote. Jerome H. Stone, Marvin N. Stone and Norman H. Stone (deceased) are brothers. Alan Stone, a former director, and Ira N. Stone are sons of Norman
    H. Stone. Avery J. Stone, a former director, and Roger W. Stone are sons of Marvin N. Stone. James H. Stone is the son and Richard J. Raskin is the son-in-law of Jerome H. Stone. Matthew S. Kaplan is the son-in-law of Roger
    W. Stone. The members of the Stone family own an aggregate (but not as a group) of approximately 12,107,719 shares of Common Stock (approximately 12.1% of the outstanding shares).

                               III. COMPENSATION

    The following table sets forth the compensation earned by, as well as the number of shares of Common Stock underlying options granted to, the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the past three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       -------------
                                                                        SECURITIES
                                                                        UNDERLYING
                                               ANNUAL COMPENSATION        OPTIONS
                                            -------------------------   (NUMBER OF
  NAME AND PRINCIPAL POSITION      YEAR     SALARY ($)    BONUS ($)       SHARES)
-------------------------------  ---------  -----------  ------------  -------------
Roger W. Stone                        1997  $   858,475       --            286,163
 Chairman, President and              1996      934,000       --            278,840
 Chief Executive Officer              1995      790,000   $  678,250        201,700

Randolph C. Read*                     1997  $   363,951       --             55,932
 Senior Vice President                1996      419,000       --            100,000

Matthew S. Kaplan                     1997  $   331,970       --             56,599
 Senior Vice President                1996      274,000       --             55,645
                                      1995      235,000      110,100         40,300

Harold P. Wright                      1997  $   313,171       --             55,932
 Senior Vice President                1996      335,000       --             60,555
                                      1995      187,000       67,800         10,800

Gordon L. Jones                       1997  $   258,489       --             24,220
 Senior Vice President                1996      229,639       74,900         24,031
                                      1995      185,669       40,300         17,400

------------------------

* Randolph C. Read received $11,206 in relocation expenses, which amount is included as compensation for 1997.

                             OPTION GRANTS IN 1997

    The following table provides information with respect to option grants made during 1997 to each of the executives named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS (1)
                                      -------------------------------------------------------------------
                                        NUMBER OF
                                       SECURITIES
                                       UNDERLYING       % OF TOTAL OPTIONS
                                         OPTIONS            GRANTED TO           EXERCISE                      GRANT DATE
                                         GRANTED           EMPLOYEES IN            PRICE      EXPIRATION     PRESENT VALUE
      NAME                            (# OF SHARES)        FISCAL YEAR         (DOLLAR/SHARE)    DATE          (DOLLARS)
------------------------------------  -------------  ------------------------  -------------  -----------  ------------------
Roger W. Stone......................       286,163              21.8%           $   14.00        1/27/07     $    1,178,992

Randolph C. Read....................        55,932               4.3%               14.00        1/27/07            230,440

Harold D. Wright....................        55,932               4.3%               14.00        1/27/07            230,440

Matthew S. Kaplan...................        56,599               4.3%               14.00        1/27/07            233,188

Gordon L. Jones.....................        24,220               1.8%               14.00        1/27/07             99,786

------------------------

(1) Each executive officer who received a grant of stock options under the Company's 1995 Long-Term Incentive Plan (the "1995 Plan") is eligible to exercise the option for a ten year period. Options granted are vested over a five year period with a right to exercise 25% of the option 24 months after the grant and 25% in each of the remaining three years. Currently the option agreements under the 1995 Plan do not permit the exercise of an option upon voluntary termination or termination for cause. In the event of death, disability or other termination, the option is exercisable until the expiration of the option grant. In the event of a change in control of the Company, as such term is defined in the 1995 Plan, all options granted become immediately vested.

                          AGGREGATED OPTION EXERCISES
                    IN 1997 AND 1997 YEAR END OPTION VALUES

    The following table provides information with respect to the number of securities underlying unexercised options held at the end of 1997 by the executives named in the Summary Compensation Table. No options were exercised by such executives in 1997.

                                                                           NUMBER OF
                                                                     SECURITIES UNDERLYING
                                                                     UNEXERCISED OPTIONS AT    VALUE OF UNEXERCISED IN THE MONEY
                                                                      1997 YEAR END (# OF
                                 SHARES ACQUIRED        VALUE               SHARES)            OPTIONS AT 1997 YEAR END (DOLLARS)
                                   ON EXERCISE        REALIZED     --------------------------  ----------------------------------
            NAME                  (# OF SHARES)       (DOLLARS)    EXERCISABLE  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
-----------------------------  -------------------  -------------  -----------  -------------  ---------------  -----------------
Roger Stone..................             -0-               -0-       170,560        596,143            -0-               -0-

Randolph Read................             -0-               -0-        25,000        130,932            -0-               -0-

Harold Wright................             -0-               -0-        21,558        106,749            -0-               -0-

Matthew Kaplan...............             -0-               -0-        36,101        118,483            -0-               -0-

Gordon Jones.................             -0-               -0-        15,523         50,944            -0-               -0-

SALARIED EMPLOYEES RETIREMENT PLAN

    The Stone Container Corporation Salaried Employees Retirement Plan (the "Retirement Plan") provides for the payment of a monthly pension to retiring salaried employees equal to the larger of (a) 1.67% of his or her average monthly compensation based on the highest 60 consecutive months compensation (within the last 180 months) for each year of service to a maximum of 30 years of service, reduced by 3/4 of 1% of the employee's covered compensation under social security or (b) 1% of such average monthly compensation (not greater than $900) for each year of service. This benefit is then reduced, if applicable, by the monthly retirement income that could be provided on an actuarial equivalent basis from the employee's participation in certain previously sponsored retirement plans of the Company. Employees become vested for retirement income benefits after completion of 5 years of service or, if earlier, upon reaching age 65. The payment or accrual in respect of any specified person is not and cannot readily be separately or individually calculated by the actuaries for this defined benefit plan. The following table shows the estimated annual benefits payable upon retirement to persons in specified remuneration and years-of-service classifications.

                               PENSION PLAN TABLE
                ILLUSTRATIVE PROJECTED ANNUAL RETIREMENT BENEFIT
       FOR SELECTED REMUNERATION AND YEARS OF SERVICE CLASSIFICATIONS(A)

                                                                  YEARS OF SERVICE AT RETIREMENT
                                                  ---------------------------------------------------------------
REMUNERATION (B)                                      15           20           25           30           35
------------------------------------------------  -----------  -----------  -----------  -----------  -----------
$ 100,000.......................................  $    25,050  $    33,400  $    41,750  $    50,100  $    50,100
  150,000.......................................       37,575       50,100       62,625       75,150       75,150
  200,000.......................................       50,100       66,800       83,500      100,200      100,200
  250,000.......................................       62,625       83,500      104,375      125,250      125,250
  300,000.......................................       75,150      100,200      125,250      150,300      150,300
  400,000.......................................      100,200      133,600      167,000      200,400      200,400
  600,000.......................................      150,300      200,400      250,500      300,600      300,600
  800,000.......................................      200,400      267,200      334,000      400,800      400,800
 1,000,000......................................      250,500      334,000      417,500      501,000      501,000

------------------------

(a) Benefit shown would be reduced by 3/4 of 1% of the retiree's covered compensation under social security while employed by the Company, as defined in the Retirement Plan, and would be limited to the extent required by the provisions of the Internal Revenue Code of 1986. Under federal law, an employee's benefits under a qualified pension plan such as the Retirement Plan are limited to certain maximum amounts. The Company maintains the Stone Container Corporation Excess Benefit Plan, which supplements the benefits of any participant in the qualified pension plan by direct payment of a lump sum or by an annuity, on an unfunded basis, of the amount by which any participant's benefits under the pension plan are limited by law. The table illustrates the amount of annual pension without regard to such limitations for an employee retiring in 1998 calculated on a single life annuity basis.

(b) In estimating the annual benefit, it is assumed that the five year average monthly compensation is equal to 1997 earnings.

    The compensation covered by the Retirement Plan includes salary and any bonus earned. The years of service as of January 1, 1998 for the executive officers named in the Summary Compensation Table are: 41.4 for Mr. Stone, 28.6 for Mr. Wright, 2.0 for Mr. Read, 19.8 for Mr. Kaplan and 14.4 for Mr. Jones.

                           COMPENSATION OF DIRECTORS

    In 1997, non-employee directors received an annual retainer of $30,000 payable $20,000 in cash and $10,000 in Common Stock of the Company valued at the date of the Annual Meeting of Stockholders. In addition, the Chairmen of the various committees of the Board of Directors receive an additional $3,000 per year retainer. Under the Company's unfunded deferred director fee plan, a director may elect to defer payment of his director's fees to the year following the director's retirement from the Board of Directors, plus earnings on the deferred amounts under various options. In addition, the Company maintains a policy pursuant to which it appoints a director with five or more years of service as a consultant to the Company for a number of years equal to the number of years the director served on the Board and pays an annual consulting fee equal to the director's retainer in effect at the date of such director's retirement.

                      EMPLOYMENT CONTRACTS AND TERMINATION
                OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Board of Directors has authorized management to execute Change in Control Agreements for corporate and divisional officers providing for lump sum payment of salary and bonus (based upon the average bonus for the last three calendar years) plus the payment of certain fringe benefits, in the event of termination of employment of the executive by the Company without cause or by the executive for good reason (as defined in the Agreement) after a change in control (as defined in the Agreement) which includes the acquisition by a person or a group (other than those which are exempt) of 20% or more of the Common Stock of the Company. The Company has entered into such Agreements with each of the individuals named in the Summary Compensation Table. Mr. Stone, if he is eligible to receive benefits under his Agreement, will receive three times salary and bonus with a gross-up for any excise tax obligations on account of such benefits. The other individuals named in the Summary Compensation Table would receive benefits under their Agreements equal to three times salary and bonus without any gross up for excise tax obligations on account of such benefits.

    The Company entered into consulting agreements in 1974 with each of Messrs. Jerome H. Stone, Marvin N. Stone and Norman H. Stone (deceased), under which each serves or was to serve as a consultant to the Company for a fee of $80,000 per annum during his lifetime and, should he die leaving a widow, $40,000 per annum to such widow during her lifetime. Mr. Norman H. Stone died in 1985 and his widow receives the specified payments. The consulting fees are in addition to the retirement benefits previously noted.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Roger W. Stone, Chairman of the Board, President and Chief Executive Officer of the Company, serves as a director of Continere Corporation, whose Chairman and Chief Executive Officer, Richard A. Giesen, serves as Chairman of the Compensation Committee of the Company. Roger W. Stone also serves as a director of McDonald's Corporation, whose Vice Chairman, Jack M. Greenberg, serves on the Compensation Committee of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee, consisting of Mr. Giesen, as Chairman, Mr. Aldinger, Mr. Garza, and Mr. Greenberg, has provided the following Board Compensation Committee Report on Executive Compensation.

COMPENSATION POLICY

    Under the direction of the Compensation Committee of the Board of Directors, the Company's executive compensation program is based upon a "pay for performance" philosophy and is designed to attract and retain highly qualified, key executives by offering competitive base compensation supplemented with performance-based incentives linked to corporate performance factors and position within the Company. The Company has designed and administered executive compensation programs so that compensation is linked to Company performance and so that the interests of executives are aligned with the interests of stockholders. This philosophy is articulated in the following guiding principles of the Company's compensation programs:

    - A significant percentage of compensation will be determined by the Company's annual and long term financial performance, including the creation of stockholder value.

    - Compensation programs will be designed to encourage and balance the attainment of short term operational goals and long term strategic goals.

    - Total compensation will be targeted at competitive levels to allow the Company to attract, retain and motivate highly qualified employees; however, a greater percentage of compensation will be performance-based and variable (versus fixed compensation) than competitive practices might suggest.

    - Compensation programs will be designed to encourage stock ownership by executives. In 1996, the Company instituted a program which will require key employees to maintain prescribed minimum stock ownership based on the level of the key employee by the year 2001.

    There are three elements to the Company's compensation program, each consistent with its compensation philosophy: annual base salary, annual cash bonus incentives and long term incentives. Both the annual and the longer term incentives are directed toward specific financial measures, including earnings growth and total return to stockholders, with each of the targets calling for progressively excellent results. The total compensation package is designed to be competitive with compensation programs offered to comparable executive officers in a hybrid model group consisting of a pool of executive officers who are currently employed in similar positions in comparable paper companies and with other companies with sales in excess of $1 billion (the "Peer Group"). The Company believes that its total compensation practices will be competitive if the Company performs within the targets established by the Company both on the basis of short-term and long-term goals. In 1997, the Company did not achieve either its short-term or long-term goals.

BASE SALARIES

    All executive officer base salaries are reviewed and adjustments, if any, are approved annually by the Compensation Committee. The Company's executive officers' base salaries are targeted to be in the 50th percentile of the average base salaries of similarly situated executive officers within the Peer Group, and a salary range is established for each position with the midpoint of the range being set at such 50th percentile level. Any adjustment in an executive officer's base salary is made each year based upon an evaluation of individual performance subject to corporate salary budget guidelines and the relationship of current salary level to the midpoint of the applicable salary range. Although competitive practices are viewed as important, the Company and the Compensation Committee concur in the view that the more important considerations in setting annual compensation are individual merit and the Company's financial performance.

    In 1997, the Compensation Committee did not increase executive officer salaries based upon the Company's current performance and economic conditions. The Committee determined that any such increases should be deferred for 12 months.

SHORT-TERM INCENTIVE AWARDS

    The short-term incentive award component of the Company's executive compensation program is based on the Company's consolidated operating division profits and the Company's consolidated net income for the fiscal year just completed. The program provides for the payment of cash incentive awards to participants to the extent that actual consolidated operating division profits or operating division profits, as applicable, and the Company's consolidated net income meet or exceed certain target levels. Early in the calendar year, the Committee establishes targeted consolidated operating division profit at four distinct levels which trigger incentive payouts. The target levels for operating division executives are established based upon budgeted consolidated operating division profits for the fiscal year. For staff executives, the target levels are based upon consolidated net income. To the extent that the Company attains a targeted performance level, each participant is entitled to receive a cash incentive award. Such cash awards are based upon the performance level attained and each participant's level of responsibility within the Company, ranging from 40% to 100% of the participant's base salary multiplied by the incentive payout percentage established for the targeted performance level attained. The four levels of targeted profit are competent, commendable, excellent, and distinguished. A participant will earn anywhere from 0% to 100% depending on the target level attained. In the event, however, that the Company does not have positive consolidated net income for the relevant year executive officers will not receive bonuses. The CEO and the other Executive Officers did not earn a short-term incentive award for 1997.

EQUITY-BASED COMPENSATION

    An important consideration in the design of the Company's compensation program is the use of equity-based compensation to encourage stock ownership by management. Equity-based compensation of executive officers was determined by the Compensation Committee of the Board. In 1997, 51 individuals were eligible to receive grants of stock options under the 1995 Long-Term Incentive Plan (the "1995 Plan").

    In January 1997, options were granted under the 1995 Plan at an exercise price equal to fair market value of the Company's Common Stock on the close of business on the date of the grant and vest over a period of five years after the date of grant of the option, subject to earlier termination of the option upon voluntary termination of employment or termination of employment for cause and subject to automatic acceleration of vesting upon death, disability or retirement of the optionee or a change in control of the Company. All options granted under the 1995 Plan expire ten years from the date of grant, unless previously terminated or unless a shorter term is provided in the option agreement. Executives were granted options to correlate the amount of long-term incentive compensation to be received to the performance of the Company following the date of grant. Options granted to each executive were granted based upon the executive's "job value" at the 75th percentile, multiplied by such executive's "opportunity percentage" divided by the present value of the stock price of the Company on the grant date. All options issued were non-qualified options.

    During 1997, recommendations for grants of options to individual executive officers were made based upon a market analysis of grants made to officers at similar levels of responsibility by other companies, and also in comparison to certain other companies in the paper industry with comparable product lines. The Compensation Committee as administrator of the 1995 Plan determined stock option awards for executive officers of the Company based on a comparison of what officers in comparable positions at other companies receive in terms of the face value of the options at the time of grant, expressed as an annualized award size as a multiple of base salary. The value of the options will increase as the price of the Company's Common Stock increases, which while not assured, is intended to have a correlative relationship to the Company's long-term performance.

    The Compensation Committee awarded options to executive officers under the 1995 Plan in accordance with the goals of the 1995 Plan, and upon a review of each officer's individual performance goals, achievements, and long-term potential to the Company. During fiscal year 1997, grants were awarded under the 1995 Plan to 51 employees, of whom five were officers named in the Summary Compensation Table.

    The Chief Executive Officer received 286,163 options to purchase shares under the 1995 Plan in 1997, based upon a 133% opportunity percentage.

    As often as seems appropriate, but at least annually, the Compensation Committee studies the Company's executive compensation programs to judge their consistency with the Company's compensation philosophy, their support of the Company's strategic and financial objectives and their market competitiveness. The Company's performance targets will be changed from time to time so as to maintain the most effective relationship between performance and compensation.

    The limitation on the tax deductibility of executive compensation in excess of $1 million under the Omnibus Budget Reconciliation Act of 1993 may impact the Company. The Company received stockholder approval of the 1995 Long-Term Incentive Plan and the 1995 Key Executive Short-Term Incentive Plan and the Company believes that these plans provide qualified performance-based compensation. Accordingly, compensation in excess of $1 million paid under these plans would be deductible.

                                          COMPENSATION COMMITTEE
                                          Richard A. Giesen -- Chairman
                                          William F. Aldinger
                                          Dionisio Garza
                                          Jack Greenberg

                             IV. PERFORMANCE GRAPH

    The following performance graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (on a dividend reinvested basis utilizing the closing price on December 31, 1992 as the base) with the cumulative total return of the S & P Composite 500 Stock Index and the S & P Paper and Forest Products Composite Index for the period of five years which commenced January 1, 1993 and ended December 31, 1997.

                     COMPARISON OF FIVE YEAR TOTAL RETURN*
              AMONG STONE CONTAINER CORPORATION, S&P 500 INDEX AND
                      S&P PAPER & FOREST PRODUCTS INDEX**

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                      S&P 500     S&P PAPER & FOREST PRODUCTS     STONE CONTAINER
1992                                                     100.00                          100.00             100.00
1993                                                     110.08                          110.21              57.46
1994                                                     111.53                          114.84             103.73
1995                                                     153.45                          126.44              87.24
1996                                                     188.68                          139.86              94.06
1997                                                     251.63                          149.97              68.76
Assumes $100 invested on December 31, 1992 in
Stone Container common stock, S&P 500 index and
S&P Paper & Forest Products index.
* Total Return assumes reinvestment of dividends
**Fiscal year ending December 31

                            V. INDEPENDENT AUDITORS

    The Board of Directors has, upon recommendation of its Audit Committee, selected the certified public accounting firm of Price Waterhouse L.L.P. as independent auditors of the accounts of the Company for the year ending December 31, 1998. Price Waterhouse L.L.P. served as independent auditors of the Company during the past fiscal year. Price Waterhouse L.L.P. has advised the Company that neither it, nor any of its partners, has or has had any direct or indirect financial interest in the Company or any of its subsidiaries. It is expected that a representative of Price Waterhouse L.L.P. will be present at the Annual Meeting of Stockholders. Such representative may make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                          VI. DISCRETIONARY AUTHORITY

    While the notice of the Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, management is not aware of any matters to be presented for action by the stockholders at the meeting other than as set forth in this Proxy Statement. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.

                VII. STONE CONTAINER LAUNCHES CORPORATE WEB SITE

    Shareholders can now visit the Company's Web Site at "www.stonecontainer.com.". The site offers visitors a variety of information about Stone's products, services and performance throughout the years. It also includes the Company's goals, objectives, executive profiles, financial reports, press releases, history and environmental initiatives.

               VIII. COST OF SOLICITATION; STOCKHOLDER PROPOSALS

    The Company will bear the costs of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, D.F. King & Co., Inc., 77 Water Street, New York, NY 10005 has been engaged to solicit proxies for the Company. The anticipated fees of D.F. King & Co., Inc. are approximately $4,000, plus certain expenses.

    Stockholders are referred to the Company's Annual Report for the fiscal year ended December 31, 1997 which has been mailed to stockholders, for financial and other information about the activities of the Company for such fiscal year. The Annual Report is not to be deemed incorporated in the Proxy Statement nor is it to be deemed a part of the proxy solicitation material.

    Under the rules of the Securities and Exchange Commission (the "SEC"), in order to be considered for inclusion in the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders (to be held May 11, 1999), a stockholder proposal must be received by the Secretary of the Company at the offices of the Company at 150 N. Michigan Avenue, Chicago, IL 60601-7568 no later than the close of business on December 9, 1998, as well as meet other SEC requirements. In addition, the Company's By-laws provide, in general, that any stockholder who proposes to bring any item of business before an annual meeting of stockholders must be a stockholder entitled to vote at such meeting and written notice of such business must have been received by the Secretary of the Company, not less than 60 nor more than 90 days prior to such annual meeting, except as provided by the By-laws.

    By order of the Board of Directors.

                                              [/S/ LESLIE T. LEDERER]

                                          Leslie T. Lederer

Chicago, Illinois, April 14, 1998

      STONE CONTAINER CORPORATION

   [LOGO]
           150 North Michigan Avenue
           Chicago, IL 60601-7568

T his entire document is printed on 75 brightness Mando-Registered Trademark-
  Prime from Abitibi-Consolidated's Fort Frances mill.

--------------------------------------------------------------------------------
                         STONE CONTAINER CORPORATION
                           150 N. MICHIGAN AVENUE
P                          CHICAGO, IL 60601-7568
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
   The undersigned stockholder of Stone Container Corporation (the "Company")
O hereby appoints Randolph C. Read and Leslie T. Lederer, or either of them, with full power of substitution and revocation, to be attorneys and proxies
X to vote, as designated below, all of the shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting
Y of Stockholders to be held on Tuesday, May 12, 1998, at 10:30 a.m. (C.D.S.T.) on the 80th floor, The Mid-America Club, 200 East Randolph Drive, Chicago, Illinois 60601, or any adjournment thereof, upon all subjects that may properly come before the meeting.

   1. ELECTION OF DIRECTORS:

       Nominees:  William F. Aldinger, Dionisio Garza, Richard A. Giesen, James
                  J. Glasser, Jack M. Greenberg, John D. Nichols, Jerry K. Pearlman, Richard J. Raskin, Phillip B. Rooney, Ira N. Stone, James H. Stone and Roger W. Stone

   (NOTE: If authority is granted to vote for one or more nominees, unless otherwise specified below this proxy will authorize the Proxies to cumulate all votes represented hereby and to allocate such votes among such nominees as the Proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected. To specify a different manner of cumulative voting, write "Cumulate For", the name(s) of the nominee(s) and the number of votes on the space that follows. See "Voting and Proxy" in the accompanying proxy statement for further information.)

       ---------------------------------------------------------------
       | PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND  |
       |         RETURN PROMPTLY IN THE ENCLOSED ENVELOPE             |
       ---------------------------------------------------------------

   HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

   ------------------------------------    ------------------------------------

   ------------------------------------    ------------------------------------

   ------------------------------------    ------------------------------------

--------------------------------------------------------------------------------
                    ARROW    FOLD AND DETACH HERE    ARROW

--------------------------------------------------------------------------------
                    ---                                               |     3002
/X/ PLEASE MARK     |                                                 |
    YOUR VOTES                                                        |_____
    AS IN THIS
    EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS
THAT STOCKHOLDER VOTE FOR ALL THE
NOMINEES LISTED ON THE OTHER SIDE.

                  WITHHELD
                  AS TO ALL
         FOR      NOMINEES
                                            IN THEIR DISCRETION,
1.       / /         / /                    THE PROXIES ARE
                                            AUTHORIZED TO VOTE
ELECTION OF DIRECTORS                       UPON SUCH OTHER BUSINESS
To withhold authority to vote               AS MAY PROPERLY COME
for any individual nominee(s),              BEFORE THIS MEETING OR
mark the "FOR" box and write                ANY ADJOURNMENT.
the name of each such nominee
on line provided below.                     ELIMINATE
                                            ANNUAL REPORT / /
------------------------------
                                            CHANGE OF ADDRESS/
                                            COMMENTS ON REVERSE SIDE / /





Signature(s) of Stockholder(s)                            Date            , 1998
                              -------------------------        -----------
Please sign exactly as name(s) appear on the left side of this Proxy. If shares are held jointly or by two or more persons, each stockholder named should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

--------------------------------------------------------------------------------
                    ARROW    FOLD AND DETACH HERE    ARROW